Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262059) and Form S-8 (Nos. 333-265086, 333-218662 and 333-225947), as amended, of Medicine Man Technologies, Inc. of our report, dated March 29, 2023, relating to the consolidated financial statements of Medicine Man Technologies, Inc. for the year ended December 31, 2022, which appears in this Form 10-K.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

March 29, 2023